Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of February 3, 2014 to the Credit Agreement referenced below is by and among HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability (“Holdings”), HERBALIFE INTERNATIONAL LUXEMBOURG S.À.R.L., a Luxembourg private limited liability company, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg trade and companies register under number B 88.006 (“HIL” and, together with the Company and Holdings, the “Borrowers” and, each a “Borrower”), each Lender party hereto and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, the Borrowers, certain Lenders and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, are party to that certain Credit Agreement dated as of March 9, 2011, as amended and restated pursuant to that certain First Amendment to Credit Agreement dated as of July 26, 2012 (the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the “Required Lenders” under and as defined in the Credit Agreement approve certain amendments and modifications, as further described herein, to the Credit Agreement; and

WHEREAS, the Required Lenders have approved the amendments and modifications to the Credit Agreement requested by the Borrowers, as set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. Subject to the conditions and upon the terms set forth in this Amendment, and in reliance upon the representations and warranties of the Loan Parties set forth herein, the Loan Parties, each Lender party hereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree that on the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

(a) The following defined terms set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“ “Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurocurrency Rate +, Peso Rate +, Letters of Credit +	Base Rate +
1	<0.50:1	0.25%	1.50%	0.50%
2	>0.50:1 but <1.00:1	0.30%	1.75%	0.75%
3	>1.00:1 but <1.50:1	0.40%	2.00%	1.00%
4	>1.50:1 but <2.00:1	0.40%	2.25%	1.25%
5	>2.00:1 but <2.50:1	0.50%	2.50%	1.50%
6	>2.50:1	0.50%	3.00%	2.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 6 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Second Amendment Effective Date through the date that a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the first full fiscal quarter ending after the Second Amendment Effective Date shall be based on Pricing Level 6.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

“ “Equity Interests” means, with respect to any Person, all of the shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the securities convertible (including the 2014 Convertible Notes) into or exchangeable for shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person or a cash value equivalent to such shares (or other ownership or profit interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.”

“ “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that neither any agreements or arrangements related to a Permitted Convertible Indebtedness Call Transaction nor any share forward purchase contract or similar contract with respect to the Equity Interests of Holdings entered into to consummate any repurchase of Equity Interests permitted by Section 7.06 shall be deemed to be a Swap Contract.”

(b) Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical order therein:

“ “2014 Convertible Notes” means the Convertible Senior Notes due 2019 issued pursuant to that certain Indenture, dated on or about the date hereof, by and among Holdings and Union Bank, N.A., in its capacity as trustee, as amended, restated, supplemented or otherwise modified from time to time to the extent not less favorable in any material respect to the Loan Parties or the Lenders than as in effect on the Second Amendment Effective Date.”

“ “Permitted Convertible Indebtedness Call Transaction” means any purchase by Holdings of a call or capped call option (or substantively equivalent derivative transaction) on Holdings’ common stock in connection with the issuance of the 2014 Convertible Notes or any refinancing, refunding, extension or renewal thereof as permitted by Section 7.03(k) and any sale by Holdings of a call option or warrant (or substantively equivalent derivative transaction) on Holdings’ common stock; provided that the purchase price for the Permitted Convertible Indebtedness Call Transaction does not exceed the net proceeds from the 2014 Convertible Notes or any such refinancing, refunding, extension or renewal thereof permitted by Section 7.03(k), as applicable.”

“ “Second Amendment” means the Second Amendment to Credit Agreement, dated as of February 3, 2014, among the Borrowers, the Guarantors, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.”

“ “Second Amendment Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.”

(c) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (i) thereof, (ii) replacing the “.” at the end of subsection (j) thereof with the phrase “; and”, and (iii) inserting as a new subsection (k) in appropriate alphabetical order therein the following:

“(k) Indebtedness under the 2014 Convertible Notes and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) the terms relating to amortization, maturity date, collateral (if any) and subordination (if any) of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended.”

(d) Section 7.05 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (f) thereof, (ii) replacing the “.” at the end of subsection (g) thereof with the phrase “; and”, and (iii) inserting as a new subsection (h) in appropriate alphabetical order therein the following

“(h) the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction; provided that the sole consideration paid by Holdings in connection with such settlement or early termination is common stock of Holdings and cash in lieu of fractional shares (other than, in the case of an early termination of such Permitted Convertible Indebtedness Call Transaction, pursuant to customary exceptions to the right of an issuer to settle the relevant close-out amount, cancellation amount or other similar payment obligation in shares).”

(e) Section 7.06(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Holdings may (i) declare or pay cash dividends to its shareholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it so long as both before and immediately after giving pro forma effect to such transaction or series of related transactions (i) no Default shall then exist, (ii) the Consolidated Total Leverage Ratio as at the end of the fiscal quarter of Holdings most recently ended for which financial statements have been delivered pursuant to Section 6.01 shall not exceed a ratio determined by subtracting 0.25 from the first number in the maximum ratio permitted for such fiscal quarter by Section 7.11(b) as set forth in the column titled maximum Consolidated Total Leverage Ratio and (iii) the Loan Parties shall be in compliance with Section 7.11(a) as of the end of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01;”

(f) Section 7.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (c) thereof, and (ii) inserting as new subsections (e), (f), (g), (h) and (i) in appropriate alphabetical order therein the following:

“(e) Holdings may purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount not to exceed $1,500,000,000 with the cash proceeds of the 2014 Convertible Notes;

(f) (i) any payment of premium by Holdings to a counterparty under a Permitted Convertible Indebtedness Call Transaction, (ii) any payment in connection with a Permitted Convertible Indebtedness Call Transaction (x) by delivery of shares of Holdings’ common stock upon net share settlement thereof or (y) by set-off and/or payment of an early termination amount thereunder in common stock upon any early termination thereof and (iii) any payment of cash in lieu of fractional shares thereunder;

(g) Holdings may pay to the holders of the 2014 Convertible Notes interest payable pursuant to the terms thereof;

(h) Holdings may honor any conversion request of a holder of the 2014 Convertible Notes (including any payment of cash in connection with such conversion pursuant to the terms of such 2014 Convertible Notes in an amount not to exceed the principal amount of such 2014 Convertible Notes) and may make cash payments in lieu of fractional shares in connection with any such conversion, in each case on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms in effect on the date hereof; and

(i) Holdings may refinance, renew, refund or extend the 2014 Convertible Notes as permitted by Section 7.03(k), and may pay interest, honor any conversion request (including any payment of cash in connection with such conversion pursuant to the terms of any such refinancing, renewal, refunding or extension of the 2014 Convertible Notes in an amount not to exceed the principal amount of such refinancing, renewal, refunding or extension of the 2014 Convertible Notes) and make cash payments in lieu of fractional shares upon conversion in respect of the notes issued pursuant to any such refinancing, renewal, refunding or extension.”

(g) Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of Holdings set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending as of	Maximum Consolidated Total Leverage Ratio
Each fiscal quarter ended on or prior to December 31, 2013	2.50 to 1.00
March 31, 2014	3.50 to 1.00
June 30, 2014	3.50 to 1.00
September 30, 2014	3.50 to 1.00
December 31, 2014	3.50 to 1.00
March 31, 2015 and each fiscal quarter ended thereafter	3.25 to 1.00”

(h) Section 8.01(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Cross-Default. (i) Any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders ) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, if such sale or transfer is permitted hereunder, and, provided further, that, for the avoidance of doubt, this clause (e)(i)(B) shall not apply to any honoring permitted hereunder by Holdings of any conversion request of a holder of the 2014 Convertible Notes or any refinancing, renewal, refunding or extension thereof permitted by Section 7.03(k); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in the case of either clause (e)(ii)(A) or (e)(ii)(B), (x) the Swap Termination Value owed by such Loan Party as a result thereof is greater than the Threshold Amount and (y) such Swap Termination Value has not been paid or discharged within 15 days of the incurrence thereof; or”

3. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) that each of the following conditions are satisfied or waived:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), and each in form and substance satisfactory to the Administrative Agent and each of the Lenders party hereto:

(i) counterparts of this Amendment duly executed by (A) each Loan Party and (B) each Lender party hereto, which shall constitute the Required Lenders collectively; and

(ii) a certificate signed by a Responsible Officer of Holdings certifying (A) that the conditions specified in this Section 3 have been satisfied (other than any such conditions as are subject to the judgment or discretion of the Administrative Agent or any Lender), (B) both before and immediately following the consummation of the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing, (C) the issuance of the 2014 Convertible Notes has occurred as of such date and Holdings has received gross proceeds therefrom in an aggregate amount of not less than $1,000,000,000, and (D) a calculation of the Consolidated Total Leverage Ratio as of the last day of the fiscal quarter of Holdings most recently ended prior to the Amendment Effective Date for which financial statements have been delivered to the Administrative Agent, giving pro forma effect to the issuance of the 2014 Convertible Notes.

(b) The representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in this Amendment and each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof and the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date.

(c) The issuance of the 2014 Convertible Notes shall have been consummated, and Holdings shall have received gross proceeds therefrom in an aggregate amount of not less than $1,000,000,000.

(d) Any fees required to be paid on or before the Amendment Effective Date shall have been paid.

(e) Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(f) The Amendment Effective Date shall have occurred on or before February 7, 2014.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

Notwithstanding anything to the contrary in the Credit Agreement or herein, the parties hereto acknowledge that whether or not the Amendment Effective Date occurs, neither (i) the entry by Holdings into any Permitted Convertible Indebtedness Call Transaction or any share forward transaction in connection with the pricing of the 2014 Convertible Notes, nor (ii) any early unwind payment or other payment made by Holdings pursuant to any such Permitted Convertible Indebtedness Call Transaction or share forward transaction as a result of the 2014 Convertible Notes not being issued, in either case, shall result in any Default under the Credit Agreement.

4. Amendment is a Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

5. Reaffirmation of Representations and Warranties. Each Loan Party represents and warrants as of the date hereof and the effective date of this Amendment that (i) each of the representations and warranties set forth in the Loan Documents are be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case are true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 5, the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b) of Section 6.01, respectively, of the Credit Agreement and (ii) both before and immediately following the consummation of the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, but not limited to, all guaranty obligations, under the Loan Documents after giving effect to this Amendment and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents. The amendment of the Credit Agreement by this Amendment shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and the other Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party party to the Security Agreement (a) affirms that, as collateral security for the payment and performance in full of all the Secured Obligations (as defined in the Security Agreement), such Loan Party hereby grants to the Collateral Agent (as defined in the Security Agreement), for its benefit and for the benefit of the Secured Parties (as defined in the Security Agreement), a security interest in and continuing lien on all personal property of such Loan Party, including all of such Loan Party’s right, title and interest in, to and under the Security Agreement Collateral (as defined in the Security Agreement) and that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

9. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Governing Law; Service of Process.

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW

11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON

CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

HERBALIFE LTD.,
a Cayman Islands exempted company incorporated with limited liability, as Holdings

By:	/s/ John DeSimone
Name:	John DeSimone
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL, INC.,
a Nevada corporation, as the Company

By:	/s/ John DeSimone
Name:	John DeSimone
Title:	Chief Financial Officer

HERBALIFE INTERNATIONAL LUXEMBOURG S.Á.R.L.,
a Luxembourg private limited liability company, as a Borrower

By:	/s/ Helene Dekhar
Name:	Helene Dekhar
Title:	Managing Director

By:	/s/ Grant Hatrick
Name:	Grant Hatrick
Title:	Managing Director

HERBALIFE INTERNATIONAL OF AMERICA, INC.,
a Nevada corporation, as a Guarantor

By:	/s/ John DeSimone
Name:	John DeSimone
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement]

HERBALIFE INTERNATIONAL COMMUNICATIONS, LLC,
a California limited liability company, as a Guarantor

By:	/s/ John DeSimone
Name:	John DeSimone
Title:	Chief Financial Officer

HERBALIFE TAIWAN, INC.,
a California corporation, as a Guarantor

By:	/s/ James Berklas
Name:	James Berklas
Title:	VP & Assistant Corporate Secretary

HERBALIFE INTERNATIONAL DO BRASIL, LTDA.,
a corporation dually organized in Brazil and Delaware, as a Guarantor

By:	/s/ Michael O. Johnson
Name:	Michael O. Johnson
Title:	President

HERBALIFE KOREA CO., LTD.,
a corporation dually organized in Korea and Delaware, as a Guarantor

By:	/s/ Michael O. Johnson
Name:	Michael O. Johnson
Title:	President

HERBALIFE INTERNATIONAL OF EUROPE, INC.,
a California corporation, as a Guarantor

By:	/s/ Jim Berklas
Name:	James Berklas
Title:	SVP & Assistant Corporate Secretary

[Signature Page to Second Amendment to Credit Agreement]

WH INTERMEDIATE HOLDINGS LTD., a Cayman Islands exempted company incorporated with limited liability, as a Guarantor

By:	/s/ John DeSimone
Name:	John DeSimone
Title:	Chief Financial Officer

WH LUXEMBOURG HOLDINGS S.À.R.L., a Luxembourg corporation, as a Guarantor

By:	/s/ Helene Dekhar
Name:	Helene Dekhar
Title:	Managing Director

By:	/s/ Grant Hatrick
Name:	Grant Hatrick
Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Alan Tapley
Name:	Alan Tapley
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Weihua Cheng
Name:	Weihua Cheng
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

FIFTH THIRD BANK, as a Lender

By:	/s/ Brian Anderson
Name:	Brian Anderson
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

HSBC Bank USA, N.A.

By:	/s/ Eric Seltenrich
Name:	Eric Seltenrich
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Ling Li
Name:	Ling Li
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., N.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as a Lender

By:	/s/ Gillian Dickson
Name:	Gillian Dickson
Title:	Executive Director

By:	/s/ Deborah Dias
Name:	Deborah Dias
Title:	Executive Director

[Signature Page to Second Amendment to Credit Agreement]

Union Bank, N.A., as a Lender

By:	/s/ David J. Stassel
Name:	David J. Stassel
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]